Resonant Inc. Reports Second Quarter 2021 Financial Results

Resonant-Designed RF Filter Shipment Volumes Grew a Record 450% Year-Over-Year; IP Portfolio Expands to over 375 Filed or Issued Patents

AUSTIN, TX - August 11, 2021 - Resonant Inc. (NASDAQ: RESN), a provider of radio frequency (RF) filter solutions developed on a robust intellectual property platform, designed to connect People and Things, today provided financial results for the second quarter ended June 30, 2021.

Management Commentary
“The second quarter of 2021 was marked by accelerating customer shipments of a record 17.5 million RF filters, continued advancements in our XBAR® RF filter technology to unlock next-generation networks and financial results in-line with previously issued guidance,” said George B. Holmes, Chairman and CEO of Resonant. “We continue to receive validation from industry leaders that our XBAR® technology is the best solution to meet the demands of 5G, 6G, Wi-Fi 6 & 7, UWB and potentially mmWave.

“During the quarter we announced our upgraded, cloud-based WaveX™ platform with full 3D finite element modeling to enable XBAR® design workflow. These enhancements enable simulation of resonators and filters not possible with today’s commercially available tools, while also offering a significantly reduced time to market for our customers and enabling RF filters to be developed at a much lower cost when compared to traditional approaches.”

“Through our continued work with the world’s largest RF filter manufacturer, we are executing upon our agreement to build a high-volume manufacturing platform for XBAR® filters to meet the stringent demands of the largest mobile handset OEMs in the world. In fact, we are now expecting to expand our relationship with this strategic partner by additional design contracts, while also securing an XBAR® contract in the back half of 2021 focused on non-mobile applications, such as autonomous and electric vehicles, IoT or infrastructure applications,” concluded Holmes.

Second Quarter 2021 Company Highlights
•Resonant customers shipped a record 17.5 million RF filters designed using the Company’s WaveX™ technology in the second quarter of 2021, representing an approximate 450% increase from the same year-ago period and a sequential increase of approximately 104%. To-date, Resonant’s customers have shipped over 79 million RF filter units that use the Company’s designs.

•The Company’s robust patent portfolio grew to over 375 patents filed or issued as of June 30, 2021, greater than 225 of which are related to Resonant’s proprietary XBAR® and high frequency technologies.
•Announced WaveX™, the Company’s upgraded 3D finite element modeling (FEM) software platform used for designing RF filters, specifically enhanced for 5G, Wi-Fi, and ultra-wideband RF filters. The enhanced cloud-based platform improves design workflow, while also enabling the simulation of resonators and filters not possible with today’s commercially available tools.
•Extended a licensing agreement with an existing Tier-1 Chinese foundry partner, demonstrating mutual commitment to servicing the rapidly growing China mobile handset market. The refined partnership provides prepaid royalties for multiple RF filter designs.
•Published a white paper, titled, “How Wi-Fi Continues to Evolve to be The Solution to Wireless Data Demand,” that explores the evolution of Wi-Fi to meet growing wireless data demand and the challenges of signal interference, Wi-Fi’s coexistence with 5G and the technologies available to alleviate these challenges.

Second Quarter 2021 Financial Summary
•Revenues in the second quarter of 2021 were $0.6 million, compared to $0.6 million in the second quarter of 2020 and the first quarter of 2021.
•Deferred revenues totaled $0.8 million at the end of the second quarter of 2021.
•Research and development expenses were $5.9 million in the second quarter of 2021, compared to $4.8 million in the same year-ago quarter and $5.4 million in the first quarter of 2021.
•Sales, marketing and administrative expenses were approximately $3.8 million in the second quarter of 2021, compared to $3.0 million in the same year-ago quarter and $4.1 million in the first quarter of 2021.
•Net loss was $9.1 million, or $(0.15) per share, in the second quarter of 2021, compared to a net loss of $7.2 million, or $(0.14) per share, in the same quarter a year-ago.
•Non-GAAP, adjusted EBITDA was $(6.7) million, or $(0.11) per share in the second quarter of 2021, compared to $(5.4) million or $(0.10) per share in the same quarter a year-ago.
•Resonant had cash and cash equivalents of approximately $22.7 million as of June 30, 2021.

Conference Call and Webcast
Date: Wednesday, August 11, 2021
Time: 3:30 p.m. Central standard time (4:30 p.m. Eastern standard time)
U.S. Dial-In: 1-855-327-6837
International Dial-In: 1-631-891-4304
Conference ID: 10015955
Webcast: RESN Q2 2021 Webcast

Please dial in at least 10 minutes before the start of the call to ensure timely participation.
A playback of the call will be available through September 11, 2021. To listen, call 1-844-512-2921 within the United States or 1-412-317-6671 when calling internationally and enter replay pin number 10015955. A webcast will also be available for 30 days on the IR section of the Resonant website or by clicking here: RESN Q2 2021 Webcast.

Note about Non-GAAP Financial Measures
A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles, or GAAP. Non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

In addition to financial results presented in accordance with GAAP, this press release presents adjusted EBITDA, which is a non-GAAP measure. Adjusted EBITDA is determined by taking net loss and adding interest, taxes, depreciation, amortization and stock-based compensation expenses. The company believes that this non-GAAP measure, viewed in addition to and not in lieu of net loss, provides useful information to investors by providing a more focused measure of operating results. This metric is an integral part of the Company’s internal reporting to evaluate its operations and the performance of senior management. A reconciliation of adjusted EBITDA to net loss, the most comparable GAAP measure, is available in the accompanying financial tables below. The non-GAAP measure presented herein may not be comparable to similarly titled measures presented by other companies.
About Resonant Inc.
Resonant (NASDAQ: RESN) is transforming the market for RF front-ends (RFFE) by disrupting the RFFE supply chain through the delivery of solutions that leverage our WaveX™ design software tools platform, capitalize on the breadth of our IP portfolio, and are delivered through our services offerings. In a market that is critically constrained by limited designers, tools and capacity, Resonant addresses these critical problems by providing customers with ever increasing design efficiency, reduced time to market and lower unit costs. Customers leverage Resonant’s disruptive capabilities to design cutting edge filters and modules, while capitalizing on the added stability of a diverse supply chain through Resonant’s fabless ecosystem-the first of its kind. Working with Resonant, customers enhance the connectivity of current mobile devices, while preparing for the demands of emerging 5G applications.

To learn more about Resonant, view the series of videos published on its website that explain Resonant's technologies and market positioning:
•Resonant Corporate Video
•WaveX™ Design Technology and XBAR®: Speeding the Transition to 5G
•Expert Insights on Unlocking the Potential of 5G
•The Technology Enabling the Transition to 5G

For more information, please visit www.resonant.com.

Resonant uses its website (https://www.resonant.com) and LinkedIn page
(https://www.linkedin.com/company/resonant-inc-/) as channels of distribution of information about its products, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and Resonant may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor the company’s website and its social media accounts in addition to following the company’s press releases, SEC filings, public conference calls, and webcasts.
About Resonant’s WaveX™ Design Technology
Resonant creates designs for difficult RF frequency bands and modules that meet challenging and complex 5G, Wi-Fi and UWB RF front-end requirements. Using WaveX™, Resonant's designs have the potential to be developed in half the time and manufactured at a lower cost than traditional approaches. WaveX™ is a suite of proprietary algorithms, software design tools and network synthesis techniques that enables Resonant to explore a much larger set of possible design solutions.

Resonant delivers rapid design simulations to its customers, which they manufacture in their captive fabs or have manufactured by one of Resonant's foundry partners. These improved solutions still use Surface Acoustic Wave (SAW) or Temperature Compensated Surface Acoustic Wave (TC-SAW) technologies with the performance of higher cost manufacturing methods like Bulk Acoustic Wave (BAW).

Resonant's WaveX™ delivers excellent predictability, enabling achievement of the desired product performance in roughly half as many turns through the fab. In addition, Resonant's simulations model fundamental material and structure properties, which makes integration with foundry and fab customers much more intuitive, because they speak the "fab language" of basic material properties and dimensions.

Safe Harbor / Forward-Looking Statements
This press release contains forward-looking statements, which include the following subjects, among others: the status of filter designs under development, the capabilities of our filter designs and software tools, and our expectation that we will add design contracts with our existing strategic partner as well as new customers of our XBAR® filters for non-mobile applications,. Forward-looking statements are made as of the date of this document and are inherently subject to risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including, without limitation, the following: our limited operating history; our ability to complete designs that meet customer specifications; the ability of our customers (or their manufacturers) to fabricate our designs in commercial quantities; our customers’ ability to sell products incorporating our designs to their OEM customers; changes in our expenditures and other uses of cash; the ability of our designs to significantly lower costs compared to other designs and solutions; the risk that the intense competition and rapid technological change in our industry renders our designs less useful or obsolete; our ability to find, recruit and retain the highly skilled personnel required for our design process in sufficient numbers to support our growth; our ability to manage growth; and general market, economic and business conditions. Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report (Form 10-K) or Quarterly Report (Form 10-Q) filed with the Securities and Exchange Commission. Forward-looking statements are made as of the date of this release, and we expressly disclaim any obligation or undertaking to update forward-looking statements.

Investor Relations Contact:
Greg Falesnik or Brooks Hamilton
MZ Group - MZ North America
(949) 546-6326
RESN@mzgroup.us

Resonant Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2021	December 31, 2020
	(Unaudited)	(Audited)
ASSETS
Cash and cash equivalents	$22,732	$24,968
Other current assets	716	719
TOTAL CURRENT ASSETS	23,448	25,687
PROPERTY AND EQUIPMENT, NET	1,341	1,583
NONCURRENT ASSETS	5,496	5,460
TOTAL ASSETS	$30,285	$32,730

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$4,137	$3,401
Other current liabilities	1,375	2,450
TOTAL CURRENT LIABILITIES	5,512	5,851
TOTAL LONG-TERM LIABILITIES	1,540	1,826
STOCKHOLDERS’ EQUITY
Common stock	63	59
Additional paid-in capital	191,924	175,813
Accumulated other comprehensive loss	44	87
Accumulated deficit	(168,798)	(150,906)
TOTAL STOCKHOLDERS’ EQUITY	23,233	25,053

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$30,285	$32,730

Resonant Inc.
Consolidated Statements of Operations
(Unaudited)
(in thousands, except share data)

	Three Months Ended			Six Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
REVENUES	$614	$608	$604	$1,222	$1,148
OPERATING EXPENSES
Research and development	5,885	5,351	4,845	11,236	10,307
Sales, marketing and administration	3,795	4,077	2,976	7,872	6,115
TOTAL OPERATING EXPENSES	9,680	9,428	7,821	19,108	16,422
NET OPERATING LOSS	(9,066)	(8,820)	(7,217)	(17,886)	(15,274)
OTHER INCOME, NET
Interest and investment income (expense)	(3)	(3)	7	(6)	64
Other expense	—	—	(5)	—	(9)
TOTAL OTHER INCOME, NET	(3)	(3)	2	(6)	55
LOSS BEFORE INCOME TAXES	(9,069)	(8,823)	(7,215)	(17,892)	(15,219)
Provision for income taxes	—	—	—	—	1
NET LOSS	$(9,069)	$(8,823)	$(7,215)	$(17,892)	$(15,220)
NET LOSS PER SHARE – BASIC AND DILUTED	$(0.15)	$(0.15)	$(0.14)	$(0.30)	$(0.31)
Weighted average shares outstanding — basic and diluted	60,820,319	59,775,674	52,901,488	60,300,883	48,367,308

Resonant Inc.
Reconciliation of non-GAAP Information
(Unaudited)
(in thousands, except share data)

	Three Months Ended			Six Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020

Net loss (GAAP)	$(9,069)	$(8,823)	$(7,215)	$(17,892)	$(15,220)
Add (subtract) the following items:
Interest, net	3	3	(7)	6	(64)
R&D stock compensation	1,085	972	870	2,057	1,518
SM&A stock compensation	1,072	1,175	741	2,247	1,472
R&D depreciation and amortization	184	185	202	369	410
SM&A depreciation and amortization	50	50	48	100	98
Provision for income taxes	—	—	—	—	1
Adjusted EBITDA (non-GAAP)	$(6,675)	$(6,438)	$(5,361)	$(13,113)	$(11,785)
Adjusted EBITDA (non-GAAP) per share – basic and diluted	$(0.11)	$(0.11)	$(0.10)	$(0.22)	$(0.24)
Weighted average shares outstanding — basic and diluted	60,820,319	59,775,674	52,901,488	60,300,883	48,367,308

R&D: research and development
SM&A: sales, marketing and administration